As filed with the United States Securities and Exchange Commission on November 9, 2022.

Registration No. 333-264972

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOUNDHOUND AI, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	86-1286799
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive
Santa Clara, CA 95054
Telephone: (408) 441-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Keyvan Mohajer
SoundHound AI, Inc.
5400 Betsy Ross Drive
Santa Clara, CA 95054
Telephone: (408) 441-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Douglas Ellenoff, Esq.
Matthew Bernstein, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Telephone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SoundHound AI, Inc. is filing this Amendment No. 3 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-264972) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules

Exhibit Number	Description	Incorporated by Reference
		Form	Exhibit	Filing Date
2.1#	Merger Agreement dated as of November 15, 2021 by and among Archimedes Tech SPAC Partners Co., ATSPC Merger Sub, Inc. and SoundHound, Inc.	8-K	2.1	November 16, 2021
3.1	Second Amended and Restated Certificate of Incorporation of SoundHound AI, Inc.	8-K	3.1	May 2, 2022
3.2	Amended and Restated Bylaws of SoundHound AI, Inc.	8-K	3.2	May 2, 2022
4.1	Amended and Restated Warrant Agreement.	8-K	4.1	May 2, 2022
4.2	Form of Specimen Class A Common Stock Certificate	S-1	4.2	May 16, 2022
4.3	Form of Specimen Warrant Certificate	S-1	4.3	May 16, 2022
4.4	Amended and Restated Warrant Agreement	8-K	4.1	May 2, 2022
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of PIPE Subscription Agreement.	8-K	10.3	November 16, 2021
10.2	Form of Lock-Up Agreement.	8-K	10.4	November 16, 2021
10.3	Amended and Restated Registration Rights Agreement, dated April 26, 2022, by and between SoundHound AI, Inc. and certain stockholders of SoundHound AI, Inc.	S-1	10.3	May 16, 2022
10.4	SoundHound AI, Inc. 2022 Incentive Award Plan.	Proxy Statement	Annex D	April 8, 2022
10.5	SoundHound AI, Inc. 2022 Employee Stock Purchase Plan.	Proxy Statement	Annex E	April 8, 2022
10.6	Form of Restricted Stock Unit Agreement.	8-K	10.8	May 2, 2022
10.7	Form of Stock Option Award Agreement.	8-K	10.9	May 2, 2022
10.8	Form of Indemnity Agreement.	8-K	10.10	May 2, 2022
10.9	Employment Agreement with Keyvan Mohajer, Chief Executive Officer, dated June 2, 2022	8-K	10.1	June 8, 2022
10.10	Employment Agreement with Nitesh Sharan, Chief Financial Officer, dated June 2, 2022	8-K	10.2	June 8, 2022
10.11	Employment Agreement with Timothy Stonehocker, Chief Technology Officer, dated June 2, 2022	8-K	10.3	June 8, 2022
10.12	Non-Employee Director Compensation Policy	8-K	10.4	June 8, 2022
10.13	Common Stock Purchase Agreement, dated as of August 16, 2022, by and between SoundHound AI, Inc. and CF Principal Investments LLC	8-K	10.1	August 16, 2022
10.14	Registration Rights Agreement, dated as of August 16, 2022, by and between SoundHound AI, Inc. and CF Principal Investments LLC	8-K	10.2	August 16, 2022
21.1	Subsidiaries of the Company.	8-K	21.1	May 2, 2022
23.1**	Consent of UHY LLP dated October 27, 2022.
23.2**	Consent of Armanino LLP dated October 27, 2022.
99.1	Press Release, dated April 27, 2022.	8-K	99.1	May 2, 2022
99.2	Unaudited Pro Forma Condensed Combined Financial Statements of the Company.	8-K	99.2	May 2, 2022
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107**	Calculation of Filing Fees Table

*	Filed or furnished herewith.
+	The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.
#	Management contract or compensatory plan or arrangement.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 9th day of November, 2022.

SoundHound AI, Inc.

/s/ Dr. Keyvan Mohajer
Name:	Dr. Keyvan Mohajer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Dr. Keyvan Mohajer	Chief Executive Officer and Director	November 9, 2022
Dr. Keyvan Mohajer	(Principal Executive Officer)

/s/ Nitesh Sharan	Chief Financial Officer	November 9, 2022
Nitesh Sharan	(Principal Financial and Accounting Officer)

*	Director	November 9, 2022
James Hom

*	Director	November 9, 2022
Dr. Eric Ball

*	Director	November 9, 2022
Larry Marcus

*	Director	November 9, 2022
Diana Sroka

* By:	/s/ Dr. Keyvan Mohajer
Name:	Dr. Keyvan Mohajer Attorney-in-fact

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